UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	31104	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

281-531-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2013, in connection with a lease financing transaction, Eco-Stim Energy Solutions, Inc. (the “Company”), through one of its subsidiaries, entered into an Equipment Sales Agreement (the “Sales Agreement”) with Impact Engineering, A.S. (“Impact”), a Norwegian related party company controlled by the Company’s Chairman and one of its directors. Under the terms of the Sales Agreement, the Company’s recently acquired coiled tubing asset package, which consists primarily of a coiled tubing unit and various pieces of complementary equipment (the “CTAP”), was sold to Impact for $3,500,000 in cash. The Company doesn’t expect to record a material gain or loss on the transaction.

Simultaneous with the sale of the CTAP, Impact entered into a 60-month lease agreement (the “Lease Agreement”) with Tango Rock S.A. (“Tango”), an Argentine company established to conduct business in Argentina. Tango is currently owned by two lawyers retained by the Company. The Company has an agreement in place to acquire all of the shares of common stock of Tango for a nominal amount and expects for the ownership change to occur during the first quarter of 2014. In addition, through contractual arrangements with Tango, the Company effectively controls the limited operations of Tango. The terms of the Lease Agreement requires Tango to make monthly payments of $81,439 commencing on February 1, 2014, to prepay the first 12 monthly payments ($977,267) and to maintain a minimum prepaid balance of $488,633. In addition, the Company has also guaranteed all lease payments under the Lease Agreement and made the required prepayment of $977,267 on behalf of Tango.

The foregoing descriptions are summaries of the Sales Agreement and Lease Agreement, do not purport to be complete and are qualified in their entirety by reference to the Sales Agreement and Lease Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On January 6, 2014, the Company issued a press release announcing the completion of the lease financing transaction related to the CTAP. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

	By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

Date: January 6, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 6, 2014.